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                                                                   Exhibit 10.29

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of May, 1992, by and among WINDMILL MARKETING SERVICES, INC. (the "Purchaser"), a New Jersey corporation with principal offices at 100 Lehigh Drive, Fairfield, New Jersey 07006, WINDMILL NATURAL VITAMIN COMPANY, INC. (the "Seller"), an Illinois corporation with principal offices at 4560 W. Touhy Avenue, Lincolnwood, Illinois 60646, and EARL WEISMAN ("Weisman" or the "Shareholder"), an individual residing at 8934 Kenton Avenue, Skokie, Illinois 60076.

                              W I T N E S S E T H:

     WHEREAS, the Seller is engaged in the business of distributing vitamins and related products to retail stores, outlets and other ventures (the "Business");

     WHEREAS, the Shareholder is the holder of all of the outstanding shares of capital stock of the Seller;

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to acquire from the Seller the Business and all or substantially all of Seller's assets used in connection with the Business upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Seller desires to transfer to the Purchaser and Purchaser desires to assume the Assumed Liabilities (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, it is contemplated that contemporaneously with the purchase of the Business and assets described hereunder, the following related transactions will also occur: (i) Garden State Nutritionals, Inc. ("Garden State"), an affiliate of the Purchaser, will purchase and redeem all of Weisman's shares of capital stock of Garden State, (ii) the Purchaser will purchase and redeem all of Weisman's shares of capital stock of the Purchaser (iii) Edward M. Frankel ("Frankel"), the majority shareholder of both Garden State and the Purchaser, shall purchase Weisman's entire equity interest in Vitareal Associates, L.P., and (iv) Weisman shall purchase all of Frankel's shares of capital stock of E. Burnham, Inc. (the transactions described in clauses (i) through (iv) above shall hereinafter collectively be referred to as the "Related Transactions").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which

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are hereby acknowledged, the parties hereto, intending legally to be bound hereby, agree as follows:

SECTION 1. PURCHASE AND SALE: ASSETS TO BE TRANSFERRED; ASSUMPTION OF CERTAIN LIABILITIES

     Subject to the terms and conditions hereinafter set forth, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from Seller, on the Closing Date (as defined hereinafter), all of Seller's right, title and interest in the Purchased Assets (as hereinafter defined) existing on the Closing Date, wherever located. "Purchased Assets" shall mean all of the Seller's assets, facilities, rights and properties set forth in this Section 1 or in the Schedules attached hereto, but shall not include any of the excluded assets set forth in Schedule 1 hereto (the "Excluded Assets"). The Purchaser shall not assume or acquire any liabilities of the Seller (including with respect to any employee plans), whether or not relating to the Business, other than the Assumed Liabilities (as set forth in Schedule 4.1 hereto).

     1.1 Equipment and Supplies. Schedule 1.1 hereto sets forth a true and complete list of all tangible personal property, equipment and supplies (including, but not limited to, equipment, computers and all maintenance and other operating supplies, including small tools and spare parts and other expendibles or non-inventoried items which may not have been treated as assets for accounting purposes in past years) owned or leased by the Seller and used or useful in the operation of the Business.

     1.2 Books and Records. Schedule 1.2 hereto sets forth a true and complete list of all files, books, records, invoices, accounts and surveys used or useful in connection with the ownership of the Purchased Assets and/or operation of the Business.

     1.3 Intangibles. Schedule 1.3 hereto sets forth a true and complete list of all of the Seller's right, title and interest in and to (i) all contracts, including all service contracts, employment contracts, contracts with suppliers and distributors, and insurance policies, (ii) all trademarks, tradenames, servicemarks, copyrights, patents and applications therefor, (iii) all permits, leases, subleases, licenses, franchises and privileges; and (iv) all other intangible assets owned by the Seller and/or used or useful in connection with the operation of the Business, or held for the benefit of the Seller.

     1.4 Inventories. Schedule 1.4 hereto sets forth a true and complete list of all inventory items held by the Seller on the Closing Date, together with a reasonable estimate of (i) the value of such inventory items, valued at cost as of the Closing Date, and (ii) the age of such inventory items.

     1.5 Accounts Receivable. Schedule 1.5 hereto sets forth a true and complete list of all the Seller's receivables for products sold or services rendered which are not

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collected as of the Closing Date, together with a reasonable estimate of the age of such receivables.

     1.6 Prepaid Items. Schedule 1.6 hereto sets forth a true and complete list of all of the Seller's prepaid items as of the Closing Date.

     1.7 All Assets Scheduled. The assets identified in Schedules 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.8 comprise all of the assets of Seller necessary in order to conduct the Seller's Business as reflected in the financial statements dated as of March 31, 1992, subject to those items replaced in the ordinary course of business.

     1.8 Cash. All checks and cash received on or before the Closing Date in payment of the accounts receivable described in Schedule 1.5 hereto.

SECTION 2.  DEFINITIONS.

     Unless otherwise defined herein, all accounting terms shall have the meanings ascribed to them under Generally Accepted Accounting Principles ("GAAP").

SECTION 3.  CLOSING DATE.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fred Carman, Esq., 350 Pfingten Road, Suite 104, Northbrook, Illinois 60062-2032, at 10:00 a.m., Central Daylight Time, on Thursday, May 28, 1992 or at such other time and place as may be mutually agreed upon in writing by the Seller and the Purchaser (the "Closing Date").

SECTION 4. CONSIDERATION AND PAYMENT; FUTURE TRADE PAYABLES; COLLECTIONS FROM ACCOUNTS RECEIVABLE.

     4.1 Purchase Price; Assumption of Certain Liabilities. On the Closing Date, Purchaser shall (i) assume the Seller's liabilities described in Schedule
4.1 hereto (the "Assumed Liabilities"), and (ii) provide the Seller with a check payable to the Seller in the amount of Eighty-Two Thousand Eight Hundred Sixty and 89/100 Dollars ($82,860.89) (the "Cash Purchase Price"). The Assumed Liabilities and the Cash Purchase Price shall constitute payment in full of the purchase price (the "Purchase Price") hereunder.

     4.2 Allocation of Purchase Price. Purchaser and Seller shall use their best efforts to agree upon an allocation of the Purchase Price among the different items of the Purchased Assets and shall (i) attach hereto as Schedule
4.2 an agreed upon allocation which shall be used in connection with their preparation of Internal Revenue Form 8594, and (ii)

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cooperate on the timely filing of Internal Revenue Form 8594, which shall be prepared in conformity with the purchase price allocation attached as Schedule
4.2 hereto.

     4.3 Future Trade Payables. Purchaser and Seller agree that (i) the Seller shall promptly pay all trade payables which have not expressly been assumed pursuant to Paragraph 4.1 hereto, (ii) should the Purchaser determine in its sole discretion that the trade payables described in (i) above have not been paid promptly by the Seller, Purchaser may pay such trade payables directly to the vendors or creditors in question (each a "Trade Payable Advance"), and (iii) Seller shall immediately reimburse the Purchaser the full amount of all Trade Payable Advances. All Trade Payable Advances shall bear interest at a fluctuating rate per annum equal to the prime or equivalent rate of interest announced or published from time to time by Chemical Bank, N.A., or if the foregoing ceases to exist or to announce or publish such rates, at a New York money center bank as the parties hereto may agree. The Purchaser may offset all Trade Payable Advances together with interest accrued thereon against any amounts owed by it under the Related Transactions to either the Seller or Weisman. Notwithstanding the foregoing, it is hereby agreed that: (A) Purchaser shall not make any Trade Payable Advances unless Seller has failed to make payments with respect to the trade payables in question within thirty (30) days after having received written request from Purchaser that such payments be made, and (B) the aggregate Trade Payable Advances permitted to be made in accordance herewith by Purchaser shall not exceed $25,000.

     4.4 Collections from Accounts Receivable. The Accounts Receivable described in Section 1.5 hereto, other than those Accounts Receivable acquired from Windmill Vitamin of Southwest, Inc. ("Windmill Southwest") pursuant to that certain Agreement (the "Windmill Southwest Agreement") dated as of May 15, 1992, by and among Windmill Southwest, the Seller, Weisman and Daniel Langerman, shall hereinafter be referred to as the "Windmill Vitamin Receivables." To the extent the Purchaser collects (whether in cash or returned merchandise) more than an aggregate amount equal to $118,761.20 from Windmill Vitamin Receivables, such excess amount shall be paid to the Seller reasonably promptly. Collections from the Accounts Receivable acquired pursuant to the Windmill Southwest Agreement shall not be considered for purposes of this paragraph.

SECTION 5.  DELIVERY.

     At the Closing, or on such date thereafter as the parties shall mutually agree upon, the Seller shall deliver to the Purchaser the Purchased Assets and such evidence of title to the Purchased Assets and of compliance with the terms and conditions of this Agreement as may be reasonably required by counsel to the Company in order that good and marketable title to the Purchased Assets shall pass from the Seller to the Purchaser.

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SECTION 6.  THE SELLER'S AND SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES

     The Seller and the Shareholder hereby jointly and severally represent and warrant as follows:

     6.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is duly qualified to transact business as a foreign corporation in every jurisdiction where the character of the properties owned or leased by it, or the conduct of its business, makes such qualification necessary. Copies of the Articles of Incorporation and By-laws of the Seller, with all amendments thereto the date hereof, have been furnished to Purchaser or its representatives, and such copies are accurate and complete as of the date hereof.

     6.2 Authority Relative to this Agreement: No Conflicts. The Seller has the corporate power and authority and all licenses and permits required by governmental authorities to own and operate its properties and to carry on its business as now being conducted. The Seller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller has been, or when executed, will be, duly and validly authorized by all necessary corporate action on the part of the Seller, including the due authorization of the Board of Directors and shareholders of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize such execution, delivery and performance. This Agreement is a valid and legally binding agreement of the Seller and the Shareholder, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by laws affecting creditors' rights generally. The Seller's and the Shareholder's execution, delivery and performance of this Agreement does not and/or will not violate, breach or constitute a default under (i) the provisions of the Certificate of Incorporation or By-Laws of the Seller, as amended, (ii) any contracts or other instrument to which the Seller or the Shareholder is a party or by which the Purchased Assets may be bound, or (iii) the provisions of any order, decree or judgment of any court, government or governmental agency or instrumentality having applicability to the Seller or the Shareholder or by which the Purchased Assets may be bound.

     6.3 Personal Property. The Purchased Assets to be transferred hereunder constitute substantially all of the properties, assets, rights, contracts, leases, licenses and personal property necessary in order to conduct the Seller's Business as reflected in the Seller's Financial Statements dated as of March 31, 1992, subject to those items replaced in the ordinary course of business. The Seller has good and marketable title to all the Purchased Assets constituting personal property described in Section 1 hereof and reflected in the schedules referred to in such section, free and clear of any adverse claims, conditional bills of sale, chattel mortgages, security agreements, financing statements or other security or equity interest of any kind.

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     6.4 Contracts and Other Intangibles.  The contracts licenses, patents, patent rights, patent applications; trademarks, trademark applications, trade names, servicemarks, servicemark applications, copyrights, or other intangibles listed in Schedule 1.3 are valid and enforceable and not the subject of any default or termination notice by any party thereto (unless so specified in Schedule 1.3); and the Seller does not know of any existing state of facts which would constitute an event of default or give rise to termination rights by any of the parties thereto. The Seller has received no notice from any party to any such contract with respect to such party's unwillingness or inability to perform thereunder. Seller has not granted any rights in, nor encumbered in any way the intangibles described herein, and has no knowledge of any claim to the effect that the present or past operations of the Seller with regard to the intangibles infringe or conflict with the asserted rights of others.

     6.5 Delivery and Initialling of Documents. Copies of all contracts and Intangibles listed in Schedule 1.3 hereto have been delivered by the Seller to the Purchaser. Such copies are exact copies of the originals of said documents and are complete; the underlying instruments have not been assigned or amended (unless so specified in Schedule 1.3) and have been so initialled on behalf of the Seller and the Purchaser.

     6.6 Accuracy of Representations and Warranties. To the best of the Seller's and the Shareholder's knowledge, none of the Seller's or Shareholder's representations, warranties or statements contained in this Agreement, or in the exhibits or schedules hereto, contain any untrue statement of a material fact or omits to state any material fact necessary in order to make any such representations, warranties or statements not misleading. All information relating to the Seller and the Purchased Assets which is known to the Seller and which may be material to a purchaser for value of all of the assets, businesses and operations of the Seller has been disclosed to Purchaser and any such information arising on or before the Closing Date forthwith will be disclosed in writing to Purchaser. "Material" for purposes of this Section shall mean items having a value of greater than $1,000 each and $5,000 in the aggregate.

     6.7 Compliance with Laws. The Seller has complied with all applicable statutes and regulations of the United States of the State of Illinois, and all municipalities, and agencies thereof, with respect to the conduct of its operations, and has not received any notice or notices of violations of any such statutes or regulations which have not been cured, which violations could have a material adverse effect on the business, financial condition or prospects of Seller on the Purchased Assets.

     6.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against or affecting the Seller, the Purchased Assets, or the Business, at law or in equity, before any court, federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, so far as the Seller knows, no basis exists for any such action, suit or proceeding, other than as disclosed in Schedule 6.8. The Seller will advise the Purchaser promptly in writing of the commencement, threat or knowledge of any litigation, including administrative proceedings,

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known to the Seller and to which it is or may be made a party or which materially affects the Seller, the Purchased Assets or the Business. The Seller is not operating under, subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could have a material adverse impact on the Purchased Assets or the Business. Neither the Shareholder, nor the Seller, nor any of the Seller's officers, know of any violation by the Seller of any antitrust or environmental laws, nor are aware of any claim of violation of any antitrust or environmental laws by the Seller which could have a material adverse impact on the Purchased Assets or the Business, and, so far as is known to the Shareholder, the Seller, and the Seller's respective officers, no basis for any such claim exists.

     6.9 Consents and Approvals. There are no consents, waivers, authorizations or approvals necessary of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by the Seller and the Shareholder and the performance by the Seller and the Shareholder of their respective obligations hereunder, have been made.

     6.10. Tax Matters.

          A. All returns, including estimated tax returns, required to be filed on or prior to the Closing Date by the Seller with respect to any Federal, state, local, foreign and other income, franchise, capital stock, employees' income withholding, nonresident alien withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer and other taxes, including any interest, penalties, or additions to tax in respect of the foregoing (all the foregoing collectively referred to as "Taxes"), which, if unpaid, might result in a lien upon any of the Purchased Assets, have been duly filed and are true, correct and complete;

          B. All returns, including estimated tax returns, required to be filed after the Closing Date by the Seller with respect to Taxes which, if unpaid, might result in a lien on any of the Purchased Assets will be duly filed and will be true, correct and complete; and

          C. No deficiency or adjustment in respect of any Taxes which were assessed against the Seller and which might result in a lien on the Purchased Assets, remains unpaid.

     6.11 Financial Statements. The Seller has delivered to the Purchaser copies of the following financial statements which, to the Seller's knowledge, are true and correct and have been prepared in accordance with GAAP:

          Profit and Loss Statement for the period from inception through March 31, 1992.

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     6.12 Events since March 31, 1992.  Since March 31, 1992, there has not been:

          (i) any materially adverse change in the financial condition, assets, liabilities or business of the Seller (other than changes in the ordinary course of business), except that Purchaser has been informed by Seller that Seller has been operating at a loss and continues to do so;

          (ii) any sale or transfer of any of the assets of the Seller, except in the ordinary course of business;

          (iii) any mortgage, pledge or other lien or encumbrance created by Seller on any of the Purchased Assets; or

          (iv) any transaction entered into relating to the Seller other than in the ordinary course of business, except this Agreement and the transactions contemplated in subdivision (ii) hereof.

     6.13 Liabilities. Except only as to those liabilities expressly assumed by the Purchaser in accordance with Section 4.1 hereof, the Seller covenants to pay or cause to be paid all liabilities incurred by the Seller or which may affect the Business or the Purchased Assets in the ordinary course as and when they come due.

     6.14 Insurance. All policies of insurance covering the equipment conveyed hereunder or providing for business interruption, personal and product liability coverage, for the Business, are described in Schedule 6.14, and are outstanding and in full force and effect. Such insurance is in amounts deemed by the Seller to be sufficient with respect to the Seller's assets, properties, business, operations, products and services as the same are presently owned or conducted by the Business. There are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Seller or its officers, no basis for any such claim, action, suit or proceeding exists.

     6.15 Sales and Use Taxes. The Purchaser shall be responsible for all sales or use taxes imposed in connection with the sale by Seller of the Purchased Assets and the acquisition thereof by Purchaser. The Purchaser will indemnify and hold the Seller harmless therefrom.

     6.16 Customers. The Seller represents that its books and records contain the names and addresses of all of its customers and business prospects on the Closing Date.

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     6.17 Pension Plans: Accrued Salaries and Benefits.

          A. For purposes of this Section, "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Neither the Seller nor any of its directors, officers, shareholders, employees or any other "fiduciary," as such term is defined in Section 3 of ERISA (i) has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which after the Closing Date would subject the Purchaser or any of its directors, officers, shareholders or employees to liability under ERISA or any other applicable law, or (ii) has engaged in any "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or incurred or suffered to exist any "accumulated funding deficiency," as defined in
     Section 302 of ERISA.

          B. The Seller shall cause all unpaid accrued salary and deferred compensation and other benefits accrued (including, without limitation, unused vacation benefits, whether or not currently vested) for the benefit of those employees, consultants or representatives associated with the Business to be paid in full as due.

          6.18 Environmental Matters. The Seller has obtained and is in compliance with all permits, licenses and other authorizations which are required with respect to its assets, properties and operations under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or protection of the environment ("Environmental Laws"). None of such permits, licenses and authorizations will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. None of the Seller's properties, whether leased or owned (collectively, the "Premises"), have been subject to any of the following: (a) the presence of any Hazardous Substance (as herein defined) on the Premises; (b) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are occurring on or onto the Premises; (c) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of any construction on or operation and use of the Premises; (d) the presence of any equipment containing polychlorinated biphenyl ("PCB"); or (e) the presence of any asbestos in use or on the Premises. In connection with the construction on or operation and use of the Premises, the Seller and the Shareholder represent that, to the best of their knowledge, there has been no failure to comply by the Seller and its officers and directors with all applicable local, state, and federal Environmental Laws relating to the generation, recycling, reuse, sale, storage, handling, transport, and disposal of any Hazardous Substances. As used in this Section 6.18, "Hazardous Substances" shall mean: Asbestos and any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term by any federal, state or local Environmental Law presently in effect or that may be promulgated in the future as such Laws may be amended from time to time.

SECTION 7.  THE PURCHASER'S REPRESENTATIONS AND WARRANTIES

     The Purchaser hereby represents and warrants as follows:

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     7.1 Organization and Good Standing.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power to carry on its business and to enter into this Agreement.

     7.2 Authority Relative to the Agreement. The Purchaser has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser has been, or when executed, will be, duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize such execution, delivery and performance. This Agreement when duly executed by the Purchaser, is a valid and legally binding agreement of the Purchaser enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by laws affecting creditors' rights generally. The Purchaser's execution, delivery and performance of this Agreement does not and/or will not violate, breach or constitute a default under (i) the provisions of the Purchaser's Certificate of Incorporation or By-Laws, (ii) the provisions of any agreement or other instrument to which the Purchaser is a party or by which it or its properties may be bound, or (iii) the provisions of any order, decree or judgment of any court, government or governmental agency or instrumentality having applicability to the Purchaser or by which it or its properties may be bound.

SECTION 8.  COVENANTS OF THE SELLER AND THE SHAREHOLDER

     8.1 Satisfaction of Conditions. The Seller and the Shareholder shall use their best efforts to obtain the satisfaction of the conditions specified in
Section 6 hereof. In addition, the Seller and the Shareholder expressly authorize the Purchaser to apply in advance of the Closing Date for such licenses and permits, if any, as the Purchaser deems necessary or appropriate for the operation of the Seller's business from and after the Closing Date.

     8.2 Collection of Accounts. The Seller and the Shareholder will cooperate with the Purchaser, at the request of the Purchaser, on and after the Closing Date in endeavoring to effect the collection of all receivables and other items owing to the Seller, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes relating to the adjustment of federal, state, country or local taxes for which the Seller may be liable for all periods prior to the Closing Date and in connection with any other actions, proceedings, arrangements or disputes involving the Seller based upon contacts, arrangements or acts of the Seller which were in effect or occurred on or prior to the Closing Date.

     8.3 Corporate Name. At the Closing Date, the Seller and the Shareholder will execute such documents and certificates and take such steps as are necessary for the Purchaser to obtain the legal right to and use of the Seller's corporate name. From the Closing Date and beyond, neither the Seller nor the Shareholder, nor any of their respective affiliates shall use,

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in any manner whatsoever, directly or indirectly, the name "Windmill" or any words similar thereto except pursuant to a license or other agreement issued by the Purchaser.

     8.4 Loan Out of Employee Services. During the period beginning on the Closing Date and ending on July 31, 1992, the Seller and the Shareholder, at the Purchaser's request, shall make available to the Purchaser those individuals currently employed by the Seller to perform the same or similar services on behalf of the Purchaser as such individuals currently perform for the Seller, and the Purchaser covenants that it will reimburse the Seller for all reasonable costs associated therewith, including the cost of salaries of each of the individuals at their current salary levels. Both the Seller and Purchaser agree to take all necessary measures to ensure that the individuals discussed herein shall at no time become employees of the Purchaser, but instead shall at all times remain employees of the Seller and be considered independent contractors of the Purchaser.

     8.5 Right of Offset. Seller and Shareholder hereby agree that, with respect to the Windmill Vitamin Receivables referred to in Paragraph 4.4 hereto, to the extent the Purchaser is unable to collect an aggregate amount which is equal to or greater than $118,761.20 (the "Base Amount") by the first anniversary of the Closing Date, the Purchaser shall be permitted to offset from the amounts either it, Edward M. Frankel, or any other of its affiliates owe to the Seller or the Shareholder hereunder or in connection with the Related Transactions, an amount equal to the difference between the aggregate amount it collected and the Base Amount. Any collections received from Windmill Vitamin Receivables subsequent to the right of offset being exercised by the Purchaser pursuant to this paragraph, shall be paid reasonably promptly to the Seller.

SECTION 9.  COVENANTS OF THE PURCHASER

     9.1 Release of the Seller. The Purchaser will cooperate with the Seller to obtain the release of the Seller from all liabilities occurring after the Closing Date under the contracts, leases and other agreements or instruments covered by Schedule 1.3 hereto.

     9.2 Applications. The Purchaser will join with the Seller upon its request in making any and all requests or applications necessary or convenient to obtain the consents and approvals of third parties to the assignment of those instruments referred to in Schedule 1.3 hereto which cannot be effectively transferred without the consents or approvals of such third persons, provided, that the Purchaser shall not be obligated hereby to pay money or other consideration to any such third party to obtain any such consents or approvals. The Purchaser will diligently prosecute each such application made or joined in by it pursuant to this Agreement, and will use every reasonable effort to obtain final action thereon prior to the Closing Date.

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SECTION 10.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     The obligation of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by it in its sole discretion;

     10.1 Representations and Warranties of the Seller and Shareholder. All representations and warranties made by the Seller and the Shareholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Seller and Shareholders on and as of such date, and the Purchaser shall have received a certificate dated the Closing Date and signed by the President and by the chief financial officer of the Seller and by the Shareholder to that effect.

     10.2 Performance of the Seller's and Shareholder's Obligations. The Seller and the Shareholder shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date.

     10.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

     10.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adverse affects the assets, properties, operations, prospects, net income or financial condition of the Companies shall be in effect.

     10.5 Other Closing Documents. Purchaser shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller and the Shareholder or in furtherance of the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

     10.6 Legal Matters. All certificates, instruments and other documents required to be executed or delivered by or on behalf of any of the shareholders or the Seller under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of any of the Shareholders or the Seller in furtherance of the transactions contemplated hereby (including shareholders consent to the transaction), shall be reasonably satisfactory in form and substance to counsel for the Purchaser.

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     10.7 U.C.C. Searches.  On or prior to the Closing Date, Purchaser shall have received from the Seller Uniform Commercial Code Search Forms, with respect to all of the Purchased Assets and properties of the Seller, the result of which will be in accordance with the representations and warranties contained in this Agreement and satisfactory to Purchaser's counsel.

     10.8 Windmill Southwest. On or prior to the Closing Date, the Seller shall have purchased certain account receivables of Windmill Vitamins of Southwest, Inc., a Texas corporation, on terms and conditions satisfactory to the Purchaser.

     10.9. Related Transactions. All of the Related Transactions shall have been consummated and closed.

SECTION 11.  TAXES, UTILITIES, ASSESSMENTS AND OTHER ADJUSTMENTS

     11.1 General Taxes.

          A. The Seller shall be liable for and shall pay all General Taxes (as hereinafter defined) levied and assessed against the Purchased Assets for periods prior to the Closing Date. The Purchaser shall be liable for and shall pay all General Taxes levied and assessed against the Purchased Assets for periods from the Closing Date onward.

          B. The Seller shall pay all installments of special taxes or special assessments which were levied or assessed against the Purchased Assets prior to the Closing Date, whether payable prior to the Closing Date or thereafter, and the Purchaser shall pay all special taxes or special assessments levied or assessed against the Purchased Assets on or after the Closing Date.

          C. As used in this Section 11, the term "General Taxes" shall mean all taxes imposed by any government including, but not limited to, ad valorem and severance taxes or other taxes on real or personal property, and highway vehicle use taxes and fees, but the term "General Taxes" shall not include sales and use taxes, real property transfer taxes, or any franchise taxes, income taxes or other taxes based on income.

     11.2 Sales, Use, Transfer and Other Taxes. The following taxes will be paid as indicated:

          A. Sales and use taxes imposed on the purchase, sale, use or transfer of any of the Purchased Assets by the Seller prior to the Closing Date shall be paid by the Seller. Any such taxes imposed on any purchase, sale, use or transfer of any of the Purchased Assets by the Purchaser after the Closing Date shall be paid by the Purchaser.

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

          B. Franchise taxes, income taxes or any other taxes based on net income earned from the Purchased Assets on or prior to the Closing Date, together with expenses incidental to the determination and payment thereof, shall be paid by the Seller. Any such taxes based on net income earned from the Purchased Assets after the Closing Date, together with expenses incidental to the determination and payment thereof, shall be paid by the Purchaser.

SECTION 12.  RISK OF LOSS AND CONDEMNATION

     12.1 Risk of Loss After the Closing. The Purchaser shall bear all risk of loss of or damage to the Purchased Assets, after the Closing.

     12.2 Risk of Loss Prior to the Closing. The Seller shall bear all risk of loss of or damage to the Purchased Assets, until consummation of the Closing.

SECTION 13.  INDEMNIFICATION: BULK SALES COMPLIANCE

     13.1 The Seller's and Shareholder's Indemnity. Except as otherwise provided herein, the Seller and the Shareholder, jointly and severally, shall indemnify and hold harmless the Purchaser against and in respect of (i) any and all liabilities and obligations of the Seller arising out of any transaction entered into by the Seller or other facts or circumstances arising or existing prior to the Closing Date and not expressly assumed by the Purchaser pursuant to
Section 4, (ii) any and all losses, damages or deficiencies resulting from any misrepresentations, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Seller and/or the Shareholder under this Agreement and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

     13.2 The Purchaser's Indemnity. Except as otherwise provided herein, the Purchaser shall indemnify and hold harmless the Seller against and in respect of any and all liabilities and obligations of: (i) the Purchaser arising out of any transaction entered into by the Purchaser after the Closing Date, (ii) any and all loss, damage or deficiency resulting from any misrepresentations, breach of warranty or non-fulfillment of any covenant or agreement on the part of the Purchaser under this Agreement, and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

     13.3 Bulk Sales Compliance. The Purchaser hereby waives compliance by the Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser. The Seller and Shareholder shall jointly and severally indemnify and hold harmless the Purchaser against any and all liabilities which

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may be asserted by third parties against the Purchaser as a result of the
Seller's noncompliance with any such bulk transfer laws.

SECTION 14.  FURTHER ASSURANCES BY THE SELLER

     The Seller's Further Assurances. As used in this Section, "Further Assurances" shall mean any deeds, assignments, powers of attorney or other documents or instruments which may be reasonably required to transfer ownership of the Business and the Purchased Assets to the Purchaser, to confirm such ownership or to facilitate effective recordation thereof, or to put the Purchaser in actual possession and operating control of the Purchased Assets. As soon as practicable after any request for Further Assurances made by the Purchaser at or after the Closing Date and subject to the following sentence, the Seller shall, if authorized by law to do so, either execute such Further Assurances and deliver them to the Purchaser or cause them to be executed and delivered to the Purchaser (i) without any charge to the Purchaser, and (ii) in proper form for any required recording, filing or registration. This Section 14 shall not obligate the Seller to provide or pay for documentary stamps or to pay transfer or sales taxes on recording or similar charges not otherwise provided for in this Agreement.

SECTION 15.  MISCELLANEOUS

     15.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

     15.2 Survival of Representations and Warranties. The representations and warranties made in this Agreement and in any certificate, exhibit or document delivered in connection therewith shall survive the Closing Date.

     15.3 Brokerage and Other Expenses. Each of the parties hereto represents and warrants to the others that this Agreement is the result of direct negotiations between the parties hereto and that such party is not paying and is not obligated to pay any commission, broker's fee or finder's fee in connection with the transaction contemplated hereby. Except as otherwise provided herein, each of the parties hereto shall pay its or their respective expenses, including, without limitation, attorneys' fees, in connection herewith and with the transactions contemplated hereby, and none of the parties hereto shall be liable for such expenses of any other party hereto.

     15.4 Governing Law; Convenience of Forum; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and

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

irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the state of Illinois located in Cook County, and/or the United States District Court for the same location, in respect of any matter involving money damages and arising under this Agreement. All other matters arising under this Agreement, including those involving equitable remedies sought by either party hereto, shall be brought exclusively in courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, and the parties hereto, acting for themselves and for their beneficiaries, heirs, successors and assigns without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect such forum as the sole judicial forum for the adjudication of all such matters, and consent and subject themselves to the jurisdiction of such courts. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Subsection 15.5 hereof.

     15.5 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally or sent by telefacsimile, certified mail, postage prepaid, or by telegraph, charges prepaid.

         A. If to the Purchaser, addressed to the Purchaser at:

           Windmill Marketing Services, Inc.
           100 Lehigh Drive
           Fairfield, New Jersey 07006
           Telecopier: (201) 575-6782
           Attn: Mr. Edward M. Frankel, President

           with a copy to:

           Morrison Cohen Singer & Weinstein
           750 Lexington Avenue
           New York, New York 10022
           Telecopier: (212) 735-8708
           Attn: Stephen A. Cohen, Esq.

           and;

         B. If to the Seller, addressed to the Seller at:

           Windmill Natural Vitamin Company, Inc.
           4560 W. Touhy Avenue
           Lincolnwood, Illinois 60646
           Telecopier: (708) 498-8978

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

            Attn: Earl Weisman, President

            and;

         C. If to the Shareholder, addressed to the Shareholder at:

           Mr. Earl Weisman
           8934 Kenton Avenue
           Skokie, Illinois 60076

           with a copy to:

           Fred Carman, Esq.
           350 Pfingten Road
           Suite 104
           Northbrook, Illinois 60062-2032
           Telecopier: (708) 498-8978

or such address as shall be furnished in writing by either party to the other party.

     15.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement, provided, however, that the Purchaser may assign or transfer this Agreement, or any interest therein, to any person or entity controlled by, controlling, or under common control with the Purchaser, provided that no such assignment shall relieve Purchaser of any liabilities to Seller hereunder.

     15.7 Modification. This Agreement may not be amended, modified, or supplemented except by a written instrument executed by duly authorized officers of the Seller and the Purchaser.

     15.8 Waiver. Each party may, at its option, waive in writing any and all of the conditions herein contained to which its obligations hereunder are subject. Except by such a writing, no action or omission of a party shall be construed as a waiver of any condition or right.

     15.9 Severability. If any provision of this Agreement shall for any reason be determined by a court of competent jurisdiction to be so broad as to be invalid or unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative, and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

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     15.10 Entire Agreement.  This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and writings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      WINDMILL MARKETING SERVICES, INC.

                                      By:       /s/  EDWARD M. FRANKEL

                                         ---------------------------------------
                                                    Edward M. Frankel
                                                        President

                                      WINDMILL NATURAL VITAMIN COMPANY, INC.

                                      By:         /s/  EARL WEISMAN

                                         ---------------------------------------
                                                      Earl Weisman
                                                        President

                                                /s/  EARL WEISMAN

                                      ------------------------------------------
                                                     Earl Weisman

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